UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANAVEX LIFE SCIENCES CORP.
51 W 52nd Street, 7th Floor, New York, NY 10019

Dear Stockholder:

You are invited to attend the 2018 Annual Meeting of Stockholders of Anavex Life Sciences Corp. which will be held on Tuesday, April 17, 2018, 10:00 a.m., local time, at the offices of K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. The proxy statement contains information on matters to be voted upon at the 2018 Annual Meeting of Stockholders or any adjournments of that meeting. In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully. Please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

The proxy statement is dated March 7, 2018 and is being first mailed to stockholders of Anavex Life Sciences Corp. on or about March 7, 2018. The Proxy Statement and 2017 Annual Report are available at http://www.viewproxy.com/Anavex/2018.

We look forward to your continued support.

Sincerely,

/s/ Christopher Missling, PhD.
Christopher Missling, PhD.
Chief Executive Officer and
Chairman of the Board of Directors

March 7, 2018

C-2

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PROXY STATEMENT FOR THE
2018 MEETING OF STOCKHOLDERS
______________________

Anavex Life Sciences Corp. (“we,” “us,” “our,” “Anavex,” or the “Company”) is providing these proxy materials in connection with the 2018 Annual Meeting of Stockholders of Anavex Life Sciences Corp. (the “2018 Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2018 Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2018 MEETING

Q:	When and where is the 2018 Meeting?

A:	The 2018 Meeting is being held at the offices of K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022, at 10:00 a.m., local time on Tuesday, April 17, 2018. Driving directions to the 2018 Meeting may be obtained by contacting K&L Gates, counsel to the Company at 212.536.3900.

Q:	Who is entitled to vote at the 2018 Meeting?

A:	Holders of Anavex Life Sciences Corp. common stock, par value $0.001 per share (“Common Stock”), at the close of business on February 20, 2018, the record date for the 2018 Meeting (the “Record Date”) established by our board of directors (the “Board”), are entitled to receive notice of the 2018 Meeting (the “Meeting Notice”), and to vote their shares at the 2018 Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about March 7, 2018.

As of the close of business on the Record Date, there were 44,573,788 shares of our Common Stock outstanding and entitled to vote. Holders of our Common Stock are entitled to one vote per share at the 2018 Meeting. Holders of the Common Stock are collectively referred to herein as the Company’s “stockholders.” At the 2018 Meeting, there are a total of 44,573,788 possible votes with respect to the outstanding shares of capital stock entitled to vote at the Meeting.

Q:	Who can attend the 2018 Meeting?

A:	Admission to the 2018 Meeting is limited to:

•	stockholders as of the close of business on the Record Date, February 20, 2018;

•	holders of valid proxies for the 2018 Meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2018 Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card as Exhibit A to this proxy statement for you to use. If you hold your shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

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Q:	What are the quorum requirements for the 2018 Meeting?

A:	The presence in person or by proxy of at least one third (33.3%) of the issued and outstanding shares entitled to vote at the 2018 Meeting constitutes a quorum. Your shares will be counted as present at the 2018 Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote in person at the 2018 Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2018 Meeting?

The stockholders will vote on the following proposals:

•	Proposal 1. Election of Directors. To elect six (6) members of our Board, each to hold office until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

•	Proposal 2. Advisory Vote on the Compensation Paid to our Named Executive Officers. An advisory vote on the compensation paid to our named executive officers.

•	Proposal 3. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

•	Proposal 1. Election of Directors. Each of the six (6) nominees who receives the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be elected.

•	Proposal 2. Advisory Vote on the Compensation Paid to our Named Executive Officers. The compensation paid to our named executive officers will be considered approved upon the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy.

•	Proposal 3. Ratification of Independent Registered Public Accounting Firm. The Company’s independent registered public accounting firm, BDO USA, LLP, will be ratified upon the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy.

Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares:

•	“FOR” the six (6) directors nominated by our Board as directors, each to serve until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

•	“FOR” the approval of the proposal regarding the compensation paid to our named executive officers; and

•	“FOR” the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm.

Q:	How do I vote?

A:	You may vote by any of the following methods:

•	In Person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the 2018 Meeting. If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares. A photo I.D. is required to vote in person.

•	By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.

•	By internet or telephone. You may also vote over the internet at www.AALVote.com/AVXL or vote by telephone at 866.804.9616. Please see your proxy card for voting instructions.

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Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

•	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Anavex Life Sciences Corp., 51 W 52nd Street, 7th Floor, New York, NY 10019, Attention: Christopher Missling, PhD., Chief Executive Officer, or by submitting another proxy card before the conclusion of the 2018 Meeting. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The election of directors (“Proposal 1”) and, the advisory vote on the compensation paid to our named executive officers (“Proposal 2”) are considered to be non-routine matters under applicable rules. The ratification of BDO USA, LLP as the Company’s independent registered public accounting firm (“Proposal 3”) is considered a routine matter. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2.

Q:	Could other matters be decided at the 2018 Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2018 Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2018 Meeting for consideration, the proxy holders for the 2018 Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.

Q:	How are proxies solicited and what is the cost?

A:	We are making, and we will bear all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our capital stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	What should I do if I have questions regarding the 2018 Meeting?

A:	If you have any questions about the 2018 Meeting or would like additional copies of any of the documents referred to in this proxy statement, you should call our Investor Relations department at 844.689.3939.

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PROPOSAL 1 — ELECTION OF DIRECTORS

General

The Board is currently comprised of seven directors. At the 2018 Meeting, a board of six directors will be elected, each to hold office until succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). Mr. Bernd Metzner, a current director of the Company, is not standing for reelection, but has indicated he will serve until the end of his term, which will expire immediately following the 2018 Meeting. Effective as of the date of the 2018 Meeting, the Board has reduced the number of directors to six, and consequentially, Mr. Metzner’s position will not be filled. Information concerning all director nominees appears below. Management does not anticipate that any of the persons named below will be unable or unwilling to stand for election. All of the Board’s nominees are incumbent directors of the Company.

Information Concerning Director Nominees

Background information about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below:

Christopher Missling, PhD. Christopher Missling, age 52, has over 20 years of healthcare industry experience in the big pharmaceutical, biotech and investment banking industries. Most recently, from March, 2007 until his appointment by our Company, Dr. Missling served as the head of healthcare investment banking at Brimberg & Co. in New York, New York. Also, Dr. Missling served as the Chief Financial Officer of Curis, Inc. (NASDAQ:CRIS) and ImmunoGen, Inc. (NASDAQ:IMGN). Dr. Missling earned his MS and PhD from the University of Munich and an MBA from Northwestern University Kellogg School of Management and WHU Otto Beisheim School of Management. He has served as Chairman of the Board of Directors of the Company since July 5, 2013.

Athanasios Skarpelos. Athanasios (Tom) Skarpelos, age 51, is a self-employed investor with 19 years of experience working with private and public companies. For the past 11 years, he has been focused on biotechnology companies involved in drug discovery and drug development projects. Mr. Skarpelos was engaged as a consultant to our Company for one year effective August 2, 2010. His experience has led to relationships with researchers at academic institutes in Europe and North America. Mr. Skarpelos is a founder of Anavex. He has served as a director of the Company since January 9, 2013.

Elliot Favus, MD. Elliot Favus, age 43, is Chief Executive Officer of Favus Institutional Research, a healthcare research firm serving institutional investors. He has been a healthcare equity research analyst on Wall Street since 2006, starting at Lazard Capital Markets and subsequently at Och-Ziff Capital Management Group. Prior to working on Wall Street, Dr. Favus was an Instructor in medicine at Mount Sinai School of Medicine in New York. He attended the University of Michigan (BA, 1996), the University of Chicago Pritzker School of Medicine (MD, 2001) and the NYU-Bellevue Hospital Internal Medicine Residency Program (2004). He is board-certified in Internal Medicine (2004) and has 10 years of basic science laboratory experience working on human genetics projects at Harvard Medical School, the University of Chicago and the University of Pittsburgh. He has served as a director of the Company since May 7, 2014.

Steffen Thomas, PhD. Steffen Thomas, age 52, has over 15 years of experience as a European patent attorney and is currently practicing at Epping Hermann Fischer, a major intellectual property law firm in Europe. Previously, Dr. Thomas worked for Japan-based Takeda Pharmaceutical Company, the largest pharmaceutical company in Asia and a top firm worldwide, as an in-house patent attorney. Prior to that, he worked for Nycomed Pharma, acquired by Takeda in 2011 for approximately USD $10 billion. Dr. Thomas’ legal practice covers drafting of patent applications, prosecuting patent applications before national and international patent offices, defending and challenging patents in opposition, appeal, and nullity proceedings, enforcing patents before the infringement courts, and preparing opinions on patentability and infringement in the technical field of chemistry. Dr. Thomas has particular expertise in small molecule pharmaceuticals. He holds MS and PhD degrees in Chemistry from the University of Munich. He has served as a director of the Company since June 15, 2015.

Peter Donhauser, D.O., Peter Donhauser, age 52, has more than 20 years of expertise in clinical research followed by practicing osteopathic medicine with an integrated medical approach in private practice since 2000. He worked at the University Hospital of Munich in the fields of geriatrics and neuromusculoskeletal diseases.  During this time, he was a clinical trial investigator in multiple Phase 3 studies, including studies sponsored by Merck Sharp & Dohme/Merck, Boehringer Mannheim/Roche, Servier and Sanofi. He received his human medicine degree at the University of Munich and Doctor of Osteopathic

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Medicine (D.O.) from the DAAO and EROP at the Philadelphia College of Osteopathic Medicine, Philadelphia, Pennsylvania. He has served as a director of the Company since February 8, 2017.

Claus van der Velden, PhD. Claus van der Velden, PhD, age 46, brings significant expertise in management, accounting, internal controls and risk management. Since July of 2011, he has served as corporate head of Management Accounting, Internal Audit and Risk Management at Stroeer SE & Co KGaA, a publicly listed German digital media company. Previously, Dr. van der Velden served as the Director of Corporate Business Controlling for the Nutrition & Health business unit at Cognis, a worldwide supplier of global nutritional ingredients and specialty chemicals. In this position, he was also a compliance representative and a member of the global leadership team. After the acquisition of Cognis by BASF, he was responsible for the management accounting processes of the BASF Nutrition & Health division, developing and producing mostly natural-source ingredients for the food and healthcare industries. Dr. van der Velden started his career as a strategy consultant at an international marketing and strategy consultancy firm. He studied in Kiel and Stockholm and received a degree in economics from the University of Kiel and later obtained his doctorate in business management from the WHU-Otto Beisheim School of Management where he also previously taught economics. He has served as a director of the Company since March 2, 2018.

Corporate Governance

Director Independence. The Board makes an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence at least annually. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence.

The Board has deemed that Christopher Missling, PhD. is not independent as that term is defined by NASDAQ 5605(a)(2) because Dr. Missling serves as our President, Chief Executive Officer, and Secretary.

The Board has deemed that Bernd Metzner, who is not standing for reelection, Claus van der Velden, PhD., Elliot Favus, MD, Athanasios Skarpelos, Steffen Thomas, PhD, and Peter Donhauser, DO are “independent” as that term is defined by NASDAQ 5605(a)(2).

Director Nominations. Our Board has a Nominating and Corporate Governance Committee that identifies individuals qualified to become Board members and recommends to the Board proposed nominees for Board membership.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills, experience relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Board will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The Board will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”

Board Leadership Structure. Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Considering

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these factors, the Company determined to have the same individual, Christopher Missling, PhD., serve as Chief Executive Officer and Chairman of the Board. The Board does not have or appoint a lead independent director.

Board Role in Risk Oversight. The Board administers its risk oversight function directly. The Board regularly discusses with management the Company’s major risk exposures including compensation risk, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

The Board and Board Committees

The Board. The Board met six times for meetings during fiscal 2017. Four of such meetings were regularly scheduled meetings and the other special Board meetings and telephonic calls were held as needed. During fiscal year 2017, each incumbent director attended 75% or more of the Board meetings for the periods during which each such director served. Directors are not required to attend annual meetings of our stockholders.

Audit Committee and Audit Committee Financial Experts

The members of the Audit Committee are currently Bernd Metzner, PhD, who is not standing for reelection, Claus van der Velden, PhD, Athanasios Skarpelos and Steffen Thomas, PhD. Our Board has determined that both Bernd Metzner, PhD and Claus van der Velden, PhD are “audit committee financial experts” as defined by applicable SEC and Nasdaq rules.

The Audit Committee oversees and reports to our Board on various auditing and accounting-related matters, including, among other things, the maintenance of the integrity of our financial statements, reporting process and internal controls; the selection, evaluation, compensation and retention of our independent registered public accounting firm; legal and regulatory compliance, including our disclosure controls and procedures; and oversight over our risk management policies and procedures.

The Audit Committee met four times during fiscal 2017. The Audit Committee operates under a charter that was adopted by our Board and is attached hereto as Exhibit B.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are currently Bernd Metzner, PhD, who is not standing for reelection, Claus van der Velden, PhD, Steffen Thomas, PhD and Peter Donhauser, DO.

The Nominating and Corporate Governance Committee is appointed by the Board to oversee and evaluate the Board’s performance and the Company's compliance with corporate governance regulations, guidelines and principles, to identify individuals qualified to become Board members, to recommend to the Board proposed nominees for Board membership, and to recommend to the Board directors to serve on each standing committee.

The Nominating and Corporate Governance Committee met one time during fiscal 2017. The Nominating and Corporate Governance Committee operates under a charter that was adopted by our Board and is attached hereto as Exhibit C.

Compensation Committee

The members of our Compensation Committee are currently Bernd Metzner, PhD, who is not standing for reelection, Claus van der Velden, PhD, Steffen Thomas, PhD and Peter Donhauser, DO.

The Compensation Committee assists our Board in discharging its responsibilities relating to compensation of our directors and executive officers. Its responsibilities include, among other things, reviewing, approving and recommending compensation programs and arrangements applicable to our officers; determining the objectives of our executive officer compensation programs; overseeing the evaluation of our senior executives; administering our incentive compensation plans and equity-based plans, including reviewing and granting equity awards to our executive officers; and reviewing and approving director compensation and benefits. The Compensation Committee can delegate to other members of our Board, or an officer or officers of the Company, the authority to review and grant stock-based compensation for employees who are not executive officers.

The Compensation Committee has the responsibilities and authority designated by Nasdaq rules. Specifically, the Compensation Committee has the sole discretion to select and receive advice from a compensation consultant, legal counsel

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or other adviser and is directly responsible for oversight of their work. The Compensation Committee must also determine reasonable compensation to be paid to such advisors by us.

The Compensation Committee met two times during fiscal year 2017. The Compensation Committee operates under a charter that was adopted by our Board and is attached hereto as Exhibit D.

The Compensation Committee has considered the potential risks arising from the Company’s compensation policies and practices for all employees and does not believe the risks from those compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our compensation committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our board of directors or compensation committee.

Stockholder Recommendations for Board Candidates

The Board will consider qualified candidates for directors recommended and submitted by stockholders. Submissions that meet the then current criteria for Board membership are forwarded to the Board for further review and consideration. The Board will consider a recommendation only if appropriate biographical information and background material are provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of our Common Stock for at least one (1) year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal office, Attention: Christopher Missling, PhD., Chief Executive Officer.

The Board will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to Anavex Life Sciences Corp., 51 W 52nd Street, 7th Floor, New York, NY 10019, Attention: Christopher Missling, PhD., Chief Executive Officer. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submissions will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Vote required

The foregoing Proposal 1 will be approved upon the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy.

Board Recommendation

The Board unanimously recommends a vote “FOR” each nominee.

The six (6) nominees receiving an affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be elected. This Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast on this Proposal 1.

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INFORMATION CONCERNING EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

Sandra Boenisch, CPA, CGA, Ms. Boenisch, age 36, is Our Principal Financial Officer. She is a Chartered Professional Accountant (CPA, CGA) with 15 years of accounting, audit, and financial reporting experience in a variety of industries, both in the United States and Canada. Ms. Boenisch has been an independent consultant, providing financial reporting services to a range of public companies in the United States and Canada since January 2012. From 2008 until 2012, Ms. Boenisch was employed at BDO Canada LLP (Vancouver, BC) where she was hired as a Senior Accountant and was later promoted to Manager, Audit Assurance. Ms. Boenisch specialized in managing assurance engagements for public companies in the United States and Canada. Prior to that, Ms. Boenisch worked for a public accounting firm beginning in 2001. As an independent consultant, Ms. Boenisch has acquired considerable experience in finance, governance, and regulatory compliance. She holds a BComm from Laurentian University.

EXECUTIVE AND DIRECTOR COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances.

Compensation Discussion & Analysis

The intent of the Company’s compensation program is to attract and retain talent, to create incentives for and to reward excellent performance. We seek to compensate our executives in a manner that is competitive, rewards performance that creates shareholder value, recognizes individual contributions, and encourages long-term value creation.

The Compensation Committee meets at least twice per year to review and evaluate executive compensation and each executive officer’s performance. The Compensation Committee utilizes quantitative and qualitative factors, including the accomplishment of initiatives, attitude, and leadership and applies overall judgment to assess performance, taking into account the financial condition of the Company. Ultimately, the Compensation Committee seeks to evaluate, based on the achievement of financial and nonfinancial objectives, the variable compensation, including special awards, of executive officers of the Company and decide on the base salary and target discretionary bonus for such persons taking into account relevant benchmark data.

The Compensation Committee believes that a significant portion of each executive’s compensation opportunity should be tied to variable compensation and value creation for shareholders. The Compensation Committee believes this mix provides an appropriate balance between the financial security required to attract and retain qualified individuals, and the Compensation Committee’s goal of ensuring that executive compensation rewards performance that benefits shareholders over the long term.

Compensation Consultants

The Compensation Committee makes recommendations to the Board for all compensation for executives, including the structure and design of the compensation programs. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement.

Annual Discretionary Cash Bonuses

The Company has an annual discretionary cash bonus program. The Compensation Committee, or the Board works with the Chief Executive Officer to evaluate the Company’s financial performance and overall financial condition to determine if discretionary bonuses are to be paid.

Benefits

 The Company’s executives are entitled to participate in employee benefit plans, programs and arrangements implemented by the Company and generally available to all salaried employees, such as medical, dental and insurance programs. Executives are also allowed to participate in the Company’s tax-qualified 401(k) Plan offered to all similarly situated full-time employees.

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2015 Omnibus Incentive Plan

The Company’s directors, officers, employees and consultants are entitled to receive awards under the 2015 Omnibus Incentive Plan (the “2015 Plan”), which provides for the grant of stock options and restricted stock awards.

The intent of the 2015 Plan is to retain the services of valued key employees and consultants of our company and such other persons as will be select in accordance with the 2015 Plan, and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of the shareholders of our company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants. Any awards under the 2015 Plan are determined by the Board and/or the Compensation Committee as delegated by the Board and such awards are designed to further the intent of the 2015 Plan and the Company’s compensation program.

Compensation Committee Report

The members of the Company’s Compensation Committee hereby state:

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis and has recommended to the board of directors that the compensation discussion and analysis be included in this Proxy Statement.

Compensation Committee

Bernd Metzner, PhD
Claus van der Velden, PhD
Steffen Thomas, PhD
Peter Donhauser, DO

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Summary Compensation Table

The particulars of compensation paid to our named executive officers for the last three completed fiscal years:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	Other Compensation ($)		Total ($)
Christopher Missling, PhD(1) President, Chief Executive Officer, and Director	2017	500,000		—	—		2,285,600	—	—	—		2,785,600
	2016	305,000		—	—		8,495,900	—	—	2,290,340	(2)	11,091,240
	2015	240,000		—	1,220,000	(3)	1,151,309	—	—	1,128,064	(2)	3,739,373

Sandra Boenisch(4) Principal Financial Officer and Treasurer	2017	71,800	(5)	—	—		177,800	—	—	—		249,600
	2016	58,000	(5)	—	—		407,400	—	—	—		465,400
	2015	—		—	—		—	—	—	—		—

(1)	Christopher Missling was appointed as director, President, Chief Executive Officer, Chief Financial Officer, and Secretary on July 5, 2013.

(2)	The compensation was recorded in connection with the Company’s payment of an income tax withholding obligation arising as a result of the vesting of restricted stock awards during the years ended September 30, 2016 and 2015, in accordance with the terms of Dr. Missling’s employment agreement dated July 5, 2013.

(3)	The bonus was a result of the successful financing in March 2014.

(4)	Ms. Boenisch’s employment became effective on October 1, 2015.

(5)	Compensation to Ms. Boenisch denominated in Canadian Dollars and has been translated to US dollars at an exchange rate of 0.7978 during the year ended September 30, 2017.

Employment Agreements and Potential Payments Upon Termination or Change in Control Provisions

Christopher Missling

We and Dr. Missling entered into an employment agreement dated July 5, 2013, as amended and extended on July 5, 2016 and as amended and restated on July 18, 2016, or the Employment Agreement, whereby we agree to pay to Dr. Missling an annual base salary of $500,000. In addition, Dr. Missling is eligible to earn an annual cash bonus for each whole or partial calendar year of up to $100,000 and to participate in our employee benefit plans. We have agreed to indemnify Dr. Missling in connection with his provision of services to us.

Dr. Missling’s employment agreement contains provisions regarding our obligations upon his termination. In the event In the event he is terminated “without cause,” or he resigns for “good reason,” as such terms are defined in the employment agreement, Dr Missling will be entitled to (i) a prorated bonus based on his target bonus for the year, (ii) 3 times his annual salary and the average annual bonus paid over the past 3 years (or 2 years upon resignation for good reason), (iii) vesting of all unvested stock options, which will remain exercisable for 3 years, (iv) life insurance coverage through July 5th, 2019 and (v) “health and welfare benefits” as defined in the employment agreement for 3 years (or until provided by another subsequent employer).

In the event of a change of control, as such term is defined in the employment agreement, all previously granted but unvested stock options held by Dr. Missling shall vest.

Sandra Boenisch

We and Ms. Boenisch entered into an employment agreement dated October 1, 2015, as amended and extended effective October 1, 2017 whereby we shall pay to Ms. Boenisch an annual base salary of $120,000 Canadian dollars. Ms. Boenisch is eligible for bonuses which are anticipated to be up to 25% of her annual base salary, and for discretionary salary increases. Ms. Boenisch may also participate in our employee benefit plans and the 2015 Plan.

Ms. Boenisch’s employment agreement does not provide for any payments upon termination or severance other than such salary and other payments accrued prior to termination, and as may be accrued during the 30-day notice period required to terminate her employment

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Ms. Boenisch’s employment agreement contains provisions regarding our obligations to Ms. Boenisch upon a change of control. In the event of a change of control, as such term is defined in the employment agreement, all of the remaining unvested option shares granted to Ms. Boenisch shall immediately vest with no restrictions on purchase or sales.

Grants of Plan-Based Awards

The following table sets forth each grant of plan-based awards during the fiscal year ended September 30, 2017 to our named executive officers:

Name	Grant Date	All other option awards: Number of securities underlying options(1) (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(2)
Christopher Missling	May 12, 2017	450,000	$5.92	2,285,600
Sandra Boenisch	May 12, 2017	35,000	$5.92	177,800

(1)	The options vest in twelve equal quarterly installments at the end of each fiscal quarter commencing on June 30, 2017.
(2)	Information regarding the assumptions used in the valuation of option awards can be found in Item 8, Note 2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC. Our executive officers will not realize the value of these awards in cash unless these awards are exercised and the underlying shares are subsequently sold.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer and director certain information concerning the outstanding equity awards as of September 30, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)	Omnibus Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Christopher Missling	500,000	—	—	1.60	July 5, 2023	—	—	—	—
	93,750	31,250	—	1.32	May 8, 2024
	500,000	—	—	0.92	April 2, 2025
	140,625	46,875	—	5.04	Sept 18, 2025
	126,542	253,083	—	6.26	July 5, 2026
	287,143	574,286	—	7.06	July 18, 2026
	500,000	—	—	3.28	Sept 22, 2026
	75,000	375,000	—	5.92	May 12, 2027

Athanasios Skarpelos	50,000	—	—	0.92	April 2, 2025	—	—	—	—
	100,000	—	—	3.28	Sep 22, 2026

Bernd Metzner*	37,500	—	—	1.20	May 7, 2024	—	—	—	—
	50,000	—	—	0.92	April 2, 2025
	100,000	—	—	3.28	Sept 22, 2026

Elliot Favus	37,500	—	—	1.20	May 7, 2024	—	—	—	—
	50,000	—	—	0.92	April 2, 2025
	1,500	—	—	5.64	Sept 30, 2025
	1,500	—	—	5.57	Dec 31, 2025
	1,500	—	—	4.90	Mar 31, 2026
	1,500	—	—	5.66	April 27, 2026
	1,500	—	—	6.11	June 30, 2026
	100,000	—	—	3.28	Sept 22, 2026

Steffen Thomas	33,333	16,667	—	1.76	June 15, 2025	—	—	—	—
	100,000	—	—	3.28	Sept 22, 2026

Peter Donhauser	—	50,000	—	5.39	Feb 8, 2027	—	—	—	—

Sandra Boenisch	16,667	8,333	—	5.68	Oct 2, 2026	—	—	—	—
	106,696	—	—	3.28	Sept 22, 2026
	5,834	29,166	—	5.92	May 12, 2027

*	Bernd Metzner is not standing for reelection.

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Options Exercised and Stock Vested

During the fiscal year ended September 30, 2017, none of our named executive officers exercised any options, and there were no restricted stock awards outstanding.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended September 30, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Athanasios Skarpelos	—	—	—	—	—	—	—
Bernd Metzner	16,000	—	—	—	—	—	16,000
Elliot Favus	—	—	—	—	—	—	—
Steffen Thomas	—	—	—	—	—	—	—
Peter Donhauser	—	—	231,300	—	—	—	231,300

During the fiscal year ended September 30, 2017, we agreed to compensate Bernd Metzner $4,000 per quarter for performing the functions of Chairman of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. He is not standing for reelection.

In addition, directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award further special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Pay Ratio Disclosure

Anavex Life Sciences Corp provides fair and equitable compensation to its employees through a combination of competitive base pay, incentives, retirement plans and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our employees other than Dr. Missling (excluding independent contractors, part-time, seasonal and temporary employees) and the annual total compensation of Dr. Missling, our CEO, as required by Section 953(b) of the Dodd-Frank Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of Anavex Life Sciences Corp. (other than our CEO) was $ 269,600; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $ 2,785,600.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 10 to 1.

To determine the pay ratio, we took the following steps:

We determined that as of September 30, 2017, our employee population consisted of approximately 10 individuals, located in the United States and Canada. We excluded independent contractors retained on an as needed basis, who are employed, and whose compensation is determined by an unaffiliated third party, and who are therefore are not considered our employees for purposes of the pay ratio calculation.

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To identify the median employee, we compared the annualized base compensation of all of our employees, other than our CEO, as reflected in our records for the fiscal year ended September 30, 2017, which was our measurement period. We selected the determination date and measurement period because they are recent periods for which employee census and compensation information are readily available. Salaries and wages were annualized for those employees who were not employed for the full year of fiscal 2017. We selected annualized base salary as our compensation measure because it is readily available in our existing payroll systems, it is consistently calculated for each employee, and because it is a reasonable proxy for total compensation for purposes of determining the median employee.

Once we identified our median employee, we calculated such employee’s annual total compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $ 269,600. The median employee’s annual total compensation includes base salary, bonus, and awards under our 2015 Omnibus Incentive Plan.

With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this proxy statement. Any estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for the year ended September 30, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2018, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and our named executive officers and by our current directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
Common Stock	Christopher Missling (CEO/Director)	3,686,806	(2)	7.8%

Common Stock	Athanasios Skarpelos (Director)	1,456,458	(3)	3.3%

Common Stock	Bernd Metzner (Director)	187,500	(4)	*

Common Stock	Elliot Favus (Director)	195,000	(5)	*

Common Stock	Steffen Thomas (Director)	133,333	(6)	*

Common Stock	Peter Donhauser (Director)	16,667	(7)	*

Common Stock	Sandra Boenisch (Principal Financial Officer)	164,659	(8)	*

Common Stock	Claus van der Velden (Director)	—	(9)	—

Common Stock	Directors & Executive Officers as a group (8 persons)	5,840,423		12.1%

*	Less than 1%

(1)	Percentage of ownership is based on 44,573,788 of our common stock issued and outstanding as of February 28, 2018. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes options to purchase 500,000 shares of our common stock at $1.60 per share, options to purchase 93,750 shares of our common stock at $1.32 per share, options to purchase 500,000 shares of our common stock at $0.92 per share, options to purchase 171,875 shares of our common stock at $5.04 per share, options to purchase 221,448 shares of our common stock at $6.26 per share, options to purchase 502,500 shares of our common stock at $7.06 per share, options to purchase 500,000 shares of our common stock at $3.28 per share, options to purchase 150,000 shares of our common stock at $5.92 per share and options to purchase 33,333 shares of our common stock at $3.30 per share that have vested or are vesting within 60 days. Excludes options to purchase 31,250 shares of our common stock at $1.32 per share, options to purchase 15,625 shares of our common stock at $5.04 per share, options to purchase 158,177 shares of our common stock at $6.26 per share, options to purchase 358,929 shares of our common stock at $7.06 per share, options to purchase 300,000 shares of our common stock at $5.92 per share, and options to purchase 366,667 shares of our common stock at $3.30 per share that do not vest within 60 days.

(3)	Includes options to purchase 50,000 shares of our common stock at $0.92 per share and options to purchase 100,000 shares of our common stock at $3.28 per share that have vested or are vesting within 60 days.

(4)	Includes options to purchase 37,500 shares of our common stock at $1.20 per share, options to purchase 50,000 shares of our common stock at $0.92 per share, and options to purchase 100,000 shares of our common stock at $3.28 per share that have vested or are vesting within 60 days.

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(5)	Includes options to purchase 37,500 shares of our common stock at $1.20 per share, options to purchase 50,000 shares of our common stock at $0.92 per share, options to purchase 1,500 shares of our common stock at $5.64 per share, options to purchase 1,500 shares of our common stock at 5.57 per share, options to purchase 1,500 shares of our common stock at $4.90 per share, options to purchase 1,500 shares of our common stock at $4.90, options to purchase 1,500 shares of our common stock at $5.66 per share, options to purchase 1,500 shares of our common stock at $6.11 per share, and options to purchase 100,000 shares of our common stock at $3.28 per share that have vested or are vesting within 60 days.

(6)	Includes options to purchase 33,333 shares of our common stock at $1.68 per share and options to purchase 100,000 shares of our common stock at $3.28 per share that have vested or are vesting within 60 days. Excludes options to purchase 16,667 shares of our common stock at $1.68 per share that do not vest within 60 days.

(7)	Includes options to purchase 16,667 shares of our common stock at $5.39 per share that have vested or are vesting within 60 days. Excludes options to purchase 33,333 shares of our common stock at $5.39 per share that do not vest within 60 days.

(8)	Includes options to purchase 20,833 shares of our common stock at $5.68 per share and options to purchase 106,696 shares of our common stock at $3.28 per share, options to purchase 11,667 shares of our common stock at $5.92 per share and options to purchase 2,500 shares of our common stock at $3.30 per share that have vested or are vesting within 60 days. Excludes options to purchase 4,167 shares of our common stock at $5.68 per share, options to purchase 23,333 shares of our common stock at $5.92 per share, and options to purchase 27,500 shares of our common stock at $3.30 per share that do not vest within 60 days.

(9)	Excludes options to purchase 50,000 shares of our common stock at $2.59 per share that do not vest within 60 days.

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PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Proposal

We are providing our stockholders with the opportunity to express their views on our named executive officers’ compensation by casting their vote on this Proposal 2. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement. We provide a stockholder advisory vote on executive compensation every three years. After the advisory vote on executive compensation held at our 2018 annual meeting of stockholders, the next such vote will occur at our 2021 annual meeting of stockholders.

Our executive compensation program, which is described in detail in the “Executive and Director Compensation” section, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values and the long-term interests of the Company and its stockholders.

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

If this proposal is approved, our stockholders will be approving the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders, is hereby approved.

Vote Required for Approval

The compensation paid to our named executive officers will be considered approved upon the affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy. This Proposal 2 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal of this Proposal 2.

Board Recommendation

The Board unanimously recommends a vote “FOR” this Proposal 2.

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PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders are being provided the opportunity to ratify the Board’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm to perform independent audit services beginning with the fiscal year ending September 30, 2018.

General

Our Board has appointed BDO USA, LLP to examine our financial statements for 2018. The selection of BDO USA, LLP as the independent registered public accounting firm for 2018 is being presented to our stockholders for ratification at the 2018 Meeting. Representatives of BDO USA, LLP are not expected to be present at the 2018 Meeting.

During the fiscal year ended September 30, 2017 and 2016, there were no disagreements with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO USA, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the fiscal years ended September 30, 2017 and 2016 there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed or expected to be billed to our Company for professional services rendered by our independent registered public accounting firm, for the fiscal years ended September 30, 2017 and 2016:

	2017	2016
Audit Fees	$203,989	$173,359
Audit Related Fees	—	—
Tax Fees	1,029	—
All Other Fees	—	—
Total Fees	$205,018	$173,359

Audit Fees. Consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports, services performed in connection with regular filings with the Securities and Exchange Commission for the fiscal years ended September 30, 2017 and 2016 in connection with statutory and regulatory filings or engagements.

Tax Fees. Consists of fees billed for professional services rendered in connection with tax consultations.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

Our Audit Committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by our Audit Committee before the respective services were rendered.

Our Audit Committee has considered the nature and amount of fees billed or expected to be billed by BDO USA, LLP and believes that the provision of services for activities unrelated to the audit was compatible with maintaining BDO USA, LLP’s independence.

Vote Required for Approval

The foregoing Proposal 3 will be approved upon the affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of BDO USA, LLP as its independent registered public accounting firm for fiscal year 2018.

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FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2019 annual meeting of stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than November 5, 2018 (unless the date of the 2019 annual meeting of Stockholders is not within thirty (30) days of April 17, 2019, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2019 annual meeting). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

NO DISSENTERS’ RIGHTS

Under the Nevada Revised Statutes, our holders of Common Stock are not entitled to dissenters' rights with respect to any of the Proposals, and we will not independently provide such holders with any such right.

CODE OF ETHICS AND CONDUCT

Our Board adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any stockholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available on our website at www.anavex.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

TRANSACTIONS WITH RELATED PERSONS

Our Code of Business Conduct available on our website at www.anavex.com, and the Audit Committee Charter which is attached as Exhibit B to this proxy statement set forth our policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this Annual Report on Form 10-K in accordance with SEC rules.

In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction with the Company, our Corporate Governance Committee must review and approve all such proposed transactions. In determining whether to approve or ratify a transaction with a related person, among the factors the Audit Committee may consider (as applicable) are: the business purpose for entering into the transaction, the size and terms of the transaction, the availability of alternative sources of comparable products or services, whether the transaction could impair the judgment of the related person in performing his or her duties and whether the transaction would be consistent with NASDAQ’s requirements for independent directors, and any other factors the Audit Committee deems relevant.

There have been no other transactions, since October 1, 2016, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000, and in which any of the following persons had or will have a direct or indirect material interest.

i.	any director or executive officer of our company;

ii.	any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; and

iii.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the 2018 Meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” into this proxy statement certain information that we have filed with the SEC. This means that we can disclose important information to our stockholders by referring the stockholders to another document. The information incorporated by reference into this proxy statement is an important part of this proxy statement and is considered to be part of this proxy statement from the date we file that information with the SEC. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference into this proxy statement.

Items 5, 6, 7, 7A, 8 and 9 of the Company’s Annual Report for the year ended September 30, 2017 filed by the Company with the SEC and the Company’s Current Reports on Form 8-K filed with the SEC since September 30, 2017 are incorporated by reference into this proxy statement.

A copy of any of the documents referred to above will be furnished, without charge, by writing to Anavex Life Sciences Corp., Inc., Attention: Investor Relations, 51 W 52nd Street, 7th Floor, New York, NY 10019. The documents referred to above are also available from the EDGAR filings that can be obtained through the SEC’s website at http://www.sec.gov or our website at www.anavex.com.

FORM 10-K ANNUAL REPORT TO STOCKHOLDERS

On December 11, 2017, the Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended September 30, 2017. We have enclosed the Annual Report with this proxy statement. The Annual Report includes our audited financial statements for the fiscal year ended September 30, 2017, along with other financial information and management discussion which we urge you to read carefully.

You can also obtain, free of charge, a copy of our Annual Report by:

•	writing to:

Anavex Life Sciences Crop.
51 W 52nd Street, 7th Floor, New York, NY 10019
Attention: Christopher U. Missling, PhD., Chief Executive Officer

•	telephoning us at: 844.689.3939

You can obtain a copy of our Annual Report and other periodic filings that we make with the SEC at www.anavex.com or from the SEC’s EDGAR database at http://www.sec.gov.

2018 MEETING PROXY MATERIALS RESULTS

Copies of this proxy statement and proxy materials ancillary hereto may be found on our website at www.anavex.com and at www.proxyvote.com. We intend to publish final results from the 2018 Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days from the 2018 Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge at or the SEC at (800) 732-0330 or http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one proxy statement is being delivered to two (2) or more stockholders who share an address, unless the Company has received contrary instruction from one (1) or more of such stockholders. The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing to us at 51 W 52nd Street, 7th Floor, New York, NY 10019 Attention: Christopher Missling, PhD or telephoning us at 844.689.3939.

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CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

 OF ANAVEX LIFE SCIENCES CORP.
(the “Corporation”)

Adopted on June 29, 2015

I. Audit Committee Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities as follows:

(i)	Oversee the Corporation’s accounting and financial reporting processes and disclosure related thereto, and audits of the Corporation’s financial statements.

(ii)	Oversee the integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

(iii)	Oversee the independence and performance of the Corporation’s independent auditors.

(iv)	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain independent legal, accounting, or other advisors as it deems necessary or appropriate in the performance of its duties.

The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee’s oversight responsibility recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Corporation’s financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Corporation and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements and is not conducting an audit or investigation of the financial statements or determining that the Corporation’s financial statements are true and complete or are in accordance with generally accepted accounting principles.

II. Audit Committee Composition and Meetings

The Committee shall be comprised of at lease three (3) directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee must also meet the other qualification standards set by federal and state legislation and regulation and the applicable listing standards of The Nasdaq Stock Market, Inc. (“NASDAQ”), including not having participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The members of the Committee shall be appointed for one-year terms and shall serve for such term or terms as the Board may determine or until the earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

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The Committee shall meet at least four times annually, or more frequently as circumstances require, including teleconferences when appropriate. The Committee Chair shall prepare and/or approve an agenda for each meeting. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting; provided that the Committee may form and delegate authority to subcommittees or members when appropriate. The Committee shall meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee shall communicate with management and the independent auditors’ quarterly to review the Corporation’s financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

The following functions shall be the common recurring activities of the Committee in carrying out its oversight duties and responsibilities. The Committee may undertake additional duties and responsibilities as the Board or the Committee deems appropriate given the circumstances.

Document/Reports Review Procedures:

1.	The Committee shall review and assess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and have the document published in accordance with SEC regulations or applicable listing standards.

2.	The Committee shall review and discuss with the Corporation’s management and independent auditors of the Corporation’s annual audited financial statements, the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. Additionally, based on such review, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-K.

3.	The Committee shall review with management and the independent auditors the Corporation’s quarterly financial results and quarterly unaudited financial statements, the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Corporation’s selection, application and disclosure of critical accounting policies and practices used in such financial statements. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-Q.

4.	Discuss with management and the independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Corporation’s processes and controls that could materially affect the Corporation’s financial statements and financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

5.	Discuss with management the Corporation’s earnings guidance prior to the release thereof.

6.	Discuss with the independent auditors any significant changes to the Corporation’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 and SAS 90, as such standards may be modified or supplemented.

7.	Review disclosures made to the Committee by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

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Independent Auditors:

The independent auditors are accountable to the Committee and the Board and shall report directly to the Committee. The Committee shall review the independence and performance of the auditors annually. In addition, the Committee shall:

1.	oversee the work of the outside auditors and review the independent auditors’ audit plan including scope, staffing, locations, reliance upon management and general audit approval;

2.	resolve disagreements between management and the outside auditors regarding financial reporting;

3.	establish hiring policies for employees or former employees of the outside auditors;

4.	pre-approve all auditing services to be provided by the outside auditors;

5.	pre-approve all non-auditing services, including tax services, to be provided by the outside auditors, subject to such exceptions as may be determined by the Committee to be appropriate and consistent with federal and regulatory provisions;

6.	receive reports from the outside auditors regarding critical accounting policies and practices, alternative treatments of financial information and generally accepted accounting principles, and such other information as may be required by federal and regulatory provisions;

7.	receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Corporation that may impact the objectivity and independence of the outside auditors; and

8.	discuss with the outside auditors in an active dialogue any such disclosed relationships or services and their impact on the outside auditors’ objectivity and independence.

The Committee shall have the ultimate authority and responsibility to select (subject, if sought, to shareholder ratification), determine the compensation of, oversee the work of, and where appropriate, terminate and replace the outside auditors.

Legal & Compliance:

On at least an annual basis, review with the Corporation’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Corporation’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities:

1.	Review and approve all related-party transactions involving Covered Persons as defined in the Corporation’s Code of Business Conduct and Ethics.

2.	Monitor, oversee and review compliance with the provisions of the Corporation’s Code of Business Conduct and Ethics that relate to accounting disclosures and regulations of the Securities and Exchange Commission (“SEC”) or NASDAQ.

3.	Serve as the initial reviewing body for allegations of violations of the Code of Business Conduct and Ethics or requests for waivers of the provisions of the Code of Business Conduct and Ethics by a director or executive officer of the Corporation that relate to accounting disclosures and regulations of the SEC or Nasdaq.

4.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Corporation’s annual proxy statement.

5.	At least annually review the Corporation’s director and officer insurance provisions.

6.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

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7.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

8.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and of the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

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CHARTER OF THE NOMINATING AND

CORPORATE GOVERNANCE COMMITTEE
OF THE
BOARD OF DIRECTORS
OF

ANAVEX LIFE SCIENCES CORP.

Adopted June 29, 2015

I. General Focus

The Nominating and Corporate Governance Committee (the “Committee”) is created by the board of directors (the “Board”) of the Anavex Life Sciences Corp. (the “Corporation”) to fulfill the following responsibilities:

(i)	review and evaluate the size, composition, function and duties of the Board consistent with its needs;

(ii)	establish criteria for the selection of candidates to the Board and its committees, and identify individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by shareholders;

(iii)	recommend to the Board, director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

(iv)	recommend directors for appointment to Board committees;

(v)	make recommendations to the Board as to determinations of director independence;

(vi)	oversee the evaluation of the Board;

(vii)	develop and recommend to the Board the Corporate Governance Guidelines for the Corporation and oversee compliance with such Guidelines; and

(viii)	monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies.

II. Structure and Operations

The Committee shall consist of at least three (3) members, comprised solely of directors deemed by the Board to be independent and who meet independence requirements pursuant to Nasdaq’s rules. The Board shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. Upon the recommendation of the Committee, the Board shall designate the Chairman of the Committee who shall approve the agendas for committee meetings.

The Committee has the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, including sole authority to approve all search firm’s fees and other retention terms.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Corporation. The Committee may also retain counsel or other advisors as it deems appropriate. The Committee shall have the sole authority to retain and terminate the consultants or advisors and to review and approve the consultant or advisor’s fees and other retention terms. However, the Committee shall not engage the Corporation’s independent auditors to perform any services without approval of the Audit Committee. The Committee shall receive appropriate funding, as determined by the Committee, from the Corporation to pay any such counsel, auditors or other advisors.

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III. Meetings

The Committee shall meet as frequently as circumstances dictate, but at least annually. The Chair of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this Charter.

The Committee may invite to its meetings any director, member(s) of management of the Corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any person it deems appropriate in order to carry out its responsibilities.

A majority of the members, but not less than two (2), will constitute a quorum. Except as otherwise required by statute, a majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent. In the absence of a quorum, a majority of the members of the Committee present may adjourn the meeting from time to time, until a quorum shall be present.

The Committee shall appoint a person who need not be a member thereof to act as secretary and minutes of its proceedings shall be kept in minute books provided for that purpose. The agenda of each meeting will be prepared by the secretary and, whenever reasonably practicable, circulated to each member prior to each meeting.

IV. Responsibilities and Duties

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.

Board Committee Nominees

1.	The Committee shall oversee searches for and identify qualified individuals for membership on the Board.

2.	The Committee shall recommend to the Board criteria for Board and Board committee membership and shall recommend individuals for membership on the Board and its committees. In addition, the Committee shall recommend to the Board a member of each of the Board committees to serve as Chair. In making its recommendations for Board and committee membership, the Committee shall:

●	review candidates’ qualifications for membership on the Board or a committee of the Board (including making a specific determination as to the independence of each candidate) based on the criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or Nasdaq rules for Audit Committee membership purposes);

●	in evaluating current directors for re-nomination to the Board or re-appointment to any Board committees, assess the performance of such directors;

●	periodically review the composition of the Board and its committees in light of the current challenges and needs of the Board, the Corporation and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience; and

●	consider any other factors that are set forth in the Corporation’s Corporate Governance Guidelines or are deemed appropriate by the Committee or the Board.

Evaluating the Board and Its Committees

3.	At least annually, the Committee shall lead the Board in a self-evaluation to determine whether it and its committees are functioning effectively. The Committee shall oversee the evaluation process and report on such process and the results of the evaluations, including any recommendations for proposed changes, to the Board.

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4.	At least annually, the Committee shall review the evaluations prepared by each Board committee of such committee’s performance and consider any recommendations for proposed changes to the Board.

5.	The Committee shall recommend to the Board changes, if any, that the Committee believes desirable to the size of the Board or any committee thereof, or to the Board’s committee structure.

Corporate Governance Matters

6.	The Committee shall develop and recommend to the Board the Corporate Governance Guidelines for the Corporation. At least annually, the Committee shall review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board.

7.	The Committee shall monitor significant corporate governance developments and make recommendations to the Board regarding, or take actions with respect to, all matters of corporate governance as the Committee deems appropriate.

8.	The Committee shall be responsible for any tasks assigned to it in the Corporation’s Corporate Governance Guidelines.

9.	The Committee shall review and approve transactions or proposed transactions in which a related person is likely to have a direct or indirect material interest. In addition, the Committee shall review all relationships and transactions that are disclosed by directors, executive officers or senior financial officers to counsel or the Corporate Secretary, and that are not reviewed by the Board, as constituting potential conflicts of interest, and shall approve or disapprove of such relationships or transactions, in accordance with the applicable provisions of the Corporate Governance Guidelines.

10.	The Committee shall monitor compliance with the Corporation’s Code of Business Ethics, including reviewing with the counsel the adequacy and effectiveness of the Corporation’s procedures to ensure proper compliance with such Code of Business Ethics. Any waivers of the Corporation’s Code of Business Ethics for directors, executive officers or senior financial officers shall be approved by the Committee or a majority of the independent directors of the Board. The Committee shall also recommend to the Board amendments to such Code of Business Ethics as the Committee may deem appropriate.

Director Orientation and Continuing Education

11.	The Committee shall oversee an orientation and continuing education program for directors.

Reporting to the Board

12.	At each regular meeting of the Board, the Committee shall report to the Board on any meetings held or actions taken by the Committee since the last regular meeting of the Board with such recommendations as the Committee shall deem appropriate.

13.	The Committee shall report to the Board periodically.

14.	At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

15.	The Committee shall periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

V. Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

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CHARTER OF THE COMPENSATION COMMITTEE

OF ANAVEX LIFE SCIENCES CORP.

Adopted June 29, 2015

I. Compensation Committee Purpose

The Compensation Committee (the “Committee”) of Anavex Life Sciences Corp. (the “Corporation”) is created by the board of directors (the “Board”) of the Corporation. The purpose of the Committee is to carry out the responsibilities delegated by the Board relating to the review and determination of executive compensation.

The Committee reviews on behalf of and recommends to the Board compensation policies. The Committee also approves the employment contracts and the individual compensation for selected key executives and will perform such other tasks as may be delegated to it by the Board from time to time.

II. Membership

The Committee shall consist of at least two (2) members of the Board, all of whom shall satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market, Inc. or any other market or exchange on which the Corporation’s securities may be listed or quoted from time to time. All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and, if desirable, “outside directors” as defined by Section 162(m) of the Internal Revenue Code. The Committee members will be appointed by the Board and may be removed by the Board in its discretion.

The Board will designate one member of the Committee as its chairperson.

The Committee shall meet at least two times a year.

The Committee shall have the authority to retain and terminate any compensation consultant assisting in the evaluation of Board member or senior executive compensation, and shall have authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee shall set the compensation, and oversee the work, of the compensation consultant legal advisor, accounting advisor and any other consultant retained by the Committee. The Committee shall receive appropriate funding from the Corporation, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, outside legal counsel and any other advisors. However, the Committee shall not be required to implement or act consistently with the advice or recommendations of its compensation consultant, legal counsel or other advisor to the compensation committee, and the authority granted in this Charter shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties under this Charter.

The Compensation Committee shall regularly report to the Board on decisions and deliberations of the Compensation Committee.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

III. Duties and Responsibilities

The Compensation Committee shall have the following roles and responsibilities:

1. Recommend and periodically review the Corporation’s compensation policies and programs for approval by the Board.

2. Advise the Board on the compensation of Board members.

3. Approve the employment agreements (including substantive changes thereto and payments upon termination) for the Chief Executive Officer (“CEO”) and the executives mentioned under subparagraph (5) below.

4. Decide on the variable compensation including special awards for the CEO for the past year based on his performance evaluation, prepared by the Chairman of the Board and followed by the feed-back session with the Board, and decide on the base

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salary and the total target compensation of the CEO for the coming year based on all relevant factors, including his objectives relevant to his compensation and market data. The CEO may not be present during voting or deliberations.

5. Decide, based on the achievement of financial and nonfinancial objectives, on the variable compensation, including special awards, of non-CEO executive officers of the Corporation’s business unit heads, nominated key corporate executives and other executives with a target total compensation in excess of USD $500,000 and decide on the base salary and target compensation for such persons for the new year taking into account relevant market data. Create and approve 162(m) criteria for performance objectives and criteria.

6. Inform the Board about policies, programs and key decisions as well as statistical comparisons and benchmarking of compensation levels at key competitors.

7. Review and reassess the adequacy of this charter annually and submit proposed changes to the Board for approval.

8. Conduct an annual self-evaluation of the Committee’s performance.

9. Review and approve any reports of the Compensation Committee to be included in the Corporation’s SEC filings or otherwise publicly disseminated.

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ANAVEX LIFE SCIENCES CORP.

PROXY FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 17, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of ANAVEX LIFE SCIENCES CORP., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of 2018 Annual Meeting of Stockholders and Proxy Statement dated March 7, 2018 and hereby appoints Christopher Missling, PhD, with full power of substitution, as attorney-in-fact and proxy for, and in the name and place of, the undersigned, and hereby authorizes him to represent and to vote all of the shares which the undersigned is entitled to vote at the 2018 Annual Meeting of Stockholders of the Company to be held on April 17, 2018, at 10:00 am, local time, at the offices of K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022-6030, and at any adjournments thereof, upon the matters as set forth in the Notice of the 2018 Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE 2018 ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2, AND 3 AS DESCRIBED IN THE PROXY AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 17, 2018. The Proxy Statement and our 2017 Annual Report are available at: http://www.viewproxy.com/Anavex/2018

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, and 3. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.

1.	Proposal 1. Election of Directors. To elect six (6) members of our Board, each to hold office until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

☐ 01 Christopher Missling, PhD	☐ 04 Steffen Thomas, PhD
☐ 02 Athanasios Skarpelos	☐ 05 Peter Donhauser, D.O.
☐ 03 Elliot Favus, MD	☐ 06 Claus van der Velden, PhD

Instructions: To withhold authority to vote for any individual director-nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee(s) you wish to withhold.

☐	FOR ALL THE DIRECTOR- NOMINEES	☐	WITHHOLD AUTHORITY FOR ALL DIRECTORS	☐	FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)

2.	Proposal 2. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

3.	Proposal 3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers (the “stockholder say-on-pay vote”).

☐ FOR ☐ AGAINST ☐ ABSTAIN	☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Please indicate if you plan to attend the Annual Meeting ☐

CONTROL NUMBER

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

Date

Signature

Signature
(Joint Owners)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.AALVote.com/AVXL Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone: Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.